Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Consumer Capital Group, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1)	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

/s/ Jianmin Gao

Jianmin Gao

Chief Executive Officer and Chief Financial Officer

(Principal Executive and Accounting Officer)

Date: May 15, 2013